United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2021

Date of Report (Date of earliest event reported)

AGBA Acquisition Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1108, 11th Floor, Block B New Mandarin Plaza, 14 Science Museum Road Tsimshatsui East, Kowloon Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 6872 0258

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one Redeemable Warrant to acquire one-half of one Ordinary Share, and one Right to acquire one-tenth (1/10) of an Ordinary Share	AGBAU	The Nasdaq Stock Market LLC
Ordinary Shares	AGBA	The Nasdaq Stock Market LLC
Warrants	AGBAW	The Nasdaq Stock Market LLC
Rights	AGBAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.

On December 3, 2021, AGBA Acquisition Limited (the “Company”) entered into an accession agreement (the “Merger Sub I Accession Agreement”) with its wholly-owned subsidiary, AGBA Merger Sub I Limited (“Merger Sub I”), TAG Holdings Limited (“TAG”) and certain of TAG’s wholly owned subsidiaries - OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub”), and OnePlatform International Limited (“HKSub”). Pursuant to the Merger Sub I Accession Agreement, Merger Sub I has agreed to (a) become a party of the Company’s existing Business Combination Agreement dated as of November 3, 2021 (as amended, the “BCA”), by and among the Company, TAG, OPH, Fintech, B2B, B2BSub, and HKSub, (b) undertake to perform all of the obligations expressed to be assumed by it under the BCA, and (c) be bound by all provisions of the BCA.

On December 3, 2021, the Company entered into an accession agreement (the “Merger Sub II Accession Agreement”) with its wholly-owned subsidiary, AGBA Merger Sub II Limited (“Merger Sub II”), TAG, OPH, Fintech, B2B, B2BSub, and HKSub. Pursuant to the Merger Sub II Accession Agreement, Merger Sub II has agreed to (a) become a party of the BCA, (b) undertake to perform all of the obligations expressed to be assumed by it under the BCA, and (c) be bound by all provisions of the BCA.

The foregoing description of the Merger Sub I Accession Agreement and the Merger Sub II Accession Agreement (collectively, the “Merger Subs Accession Agreements”) does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Subs Accession Agreements, which have been filed herewith as Exhibits 2.1 and 2.2.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Merger Sub I Accession Agreement dated as of December 3, 2021
2.2	Merger Sub II Accession Agreement dated as of December 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2021

AGBA ACQUISITION LIMITED

By:	/s/ Gordon Lee
Name:	Gordon Lee
Title:	Chief Executive Officer

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